Exhibit 10.53

CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND REPLACED WITH “[…***…]” BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT NO. 1 TO

TERM PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO TERM PURCHASE AGREEMENT (the “Amendment”) is made and entered into effective the 2nd day of February, 2022 by and between Bakersfield Renewable Fuels, LLC (as successor-in-interest to GCE Holdings Acquisitions LLC) (“GCE”) and ExxonMobil Oil Corporation (“ExxonMobil”).  GCE and ExxonMobil may individually be referred to herein as “Party” or collectively as “Parties”.

WITNESSETH:

WHEREAS, GCE and ExxonMobil are parties to that certain Term Purchase Agreement dated effective April 21, 2021 (collectively with all amendments, the “Agreement”) regarding ExxonMobil’s purchase and GCE’s sale of certain quantities of renewable diesel fuel;

WHEREAS, the Parties desire to amend the Agreement in certain respects;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in the Agreement and herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby enter into this Amendment and agree as follows:

1.	The Parties agree that the definition of “Delivery Point” is deleted in its entirety and replaced with the following:

“ “Delivery Point” means: (a) for transport by truck, the point at which the Products in question passes into the flange connection on loading into the vehicle designated by ExxonMobil or its customer; (b) for transport by rail, the point at which the Product in question passes the rail tank wagon’s flange connection on loading into the rail tank wagon; (c) for transfers into the ExxonMobil Delivery Tank, at the inlet flange of the applicable tank; and (d) for transport by pipeline, the point mutually agreed by the Parties in accordance with Section 3.2.  For the avoidance of doubt, the Delivery Point shall always occur after the completion of any transloading activities.”

2.	The Parties agree to add the following new definitions to the Agreement:

“ “Minimum Supply Requirement” has the meaning given to that term in Section 1.6.”

“ “Proprietary Camelina” means the proprietary camelina, regardless of form (whether seed, grain, or oil), developed, cultivated, produced, owned, and sold by or on behalf of SusOils within the geographical boundaries of the United States and Canada.”

“ “SusOils” means GCE’s Affiliate, Sustainable Oils, Inc.”

Exhibit F-1

[…***…]

3.	The Parties agree to amend Article I to include a new Section 1.6 as follows:

“1.6         Camelina Dedication and Content Requirements.  […***…]

4.	The Parties agree to amend Schedule 7.1 by deleting it in its entirety and replacing it with a new Schedule 7.1 attached hereto and made a part hereof.

5.	The terms and expressions defined in the Amendment shall have the same meanings used in the Agreement, unless expressly provided otherwise.

6.	Except as expressly provided in this Amendment, all other provisions of the Agreement shall remain in full force and effect and shall be binding on the Parties hereto.

7.

This Amendment may be executed in counterparts with the same effect as if all Parties have executed the same document, provided that no Party shall be bound to this Amendment until all Parties have executed a counterpart.

[Signature page to follow]

Exhibit F-2

IN WITNESS WHEREOF, the Amendment has been executed on behalf of the Parties, effective upon the date set forth above.

BAKERSFIELD RENEWABLE FUELS, LLC

By:	/S/ RICHARD PALMER

Name:	Richard Palmer

Title:

Date:

exxonmobil OIL CORPORATION

By:	/S/ GLORIA MONCADA

Name:	Gloria Moncada

Title:	VP Americas Fuels

Date:

SCHEDULE 7.1

LCFS Value

[…***…]

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